Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT:	Andrew S. Hersom Investor Relations 203.338.4581 Andrew.Hersom@peoples.com
MEDIA CONTACT:	Valerie Carlson Corporate Communications 203.338.2351 Valerie.Carlson@peoples.com

FOR IMMEDIATE RELEASE

January 15, 2015

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER NET INCOME AND OPERATING EARNINGS OF $0.22 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $64.7 million, or $0.22 per share, for the fourth quarter of 2014, compared to $59.3 million, or $0.20 per share, for the fourth quarter of 2013, and $61.6 million, or $0.21 per share, for the third quarter of 2014. Operating earnings were $65.1 million, or $0.22 per share, for the fourth quarter of 2014, compared to $60.0 million, or $0.20 per share, for the fourth quarter of 2013, and $63.0 million, or $0.21 per share, for the third quarter of 2014.

For the year ended December 31, 2014, net income totaled $251.7 million, or $0.84 per share, compared to $232.4 million, or $0.74 per share, for 2013. Operating earnings were $244.5 million, or $0.82 per share, for 2014, compared to $241.1 million, or $0.77 per share, for 2013. For 2014, operating earnings exclude a net after-tax gain of $13.4 million ($0.04 per share) resulting from the formation of a merchant services joint venture as well as non-operating expenses of $6.2 million after-tax ($0.02 per share).

The Company’s Board of Directors declared a $0.165 per share quarterly dividend, payable February 15, 2015 to shareholders of record on February 1, 2015. Based on the closing stock price on January 14, 2015, the dividend yield on People’s United Financial common stock is 4.6 percent.

“We are pleased to report an increase in full-year operating earnings per share for the fifth consecutive year, especially in light of the persistently low interest rate environment,” commented Jack Barnes, President and Chief Executive Officer. “Our performance in 2014 demonstrates the benefits of our deep customer relationships, product breadth and ongoing strategic initiatives. We continued to build on the momentum generated in recent years by once again achieving meaningful growth in loans and deposits.”

Barnes continued, “Looking forward to 2015, our businesses are well positioned in attractive markets and we are optimistic about further growth opportunities. We look to sustain momentum through continued investments in talent, products and services, as well as disciplined execution across each business. We remain committed to successfully building this organization for the long-term and delivering value to both customers and shareholders.”

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People’s United Financial, Inc. Reports 4Q Earnings

“Our 2014 financial results reflected ongoing revenue growth and effective expense management,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “We achieved strong annual loan and organic deposit growth of nine percent and five percent respectively, while maintaining superior asset quality metrics. Net interest income, driven primarily by continued strong loan originations, increased three percent from the prior year, despite a challenging interest rate and economic environment.”

Rosato concluded, “We were particularly pleased to maintain flat operating expenses for the year considering the continued impact of strategic investments and increasing regulatory compliance costs. Our ability to grow revenues and control costs resulted in improved operating leverage and remains an important area of focus for the organization.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.13 percent in the fourth quarter of 2014, consistent with the third quarter of 2014 and improved from 0.18 percent in the fourth quarter of 2013. For the full-year of 2014, net loan charge-offs were 0.12 percent of average total loans compared to 0.19 percent in 2013. For the originated loan portfolio, non-performing loans equaled 0.77 percent of loans at December 31, 2014, compared to 0.79 percent at September 30, 2014 and 0.95 percent at December 31, 2013.

Operating return on average assets of 0.75 percent for the fourth quarter of 2014 improved from 0.74 percent in the third quarter of 2014 and was consistent with the fourth quarter of 2013. Operating return on average tangible stockholders’ equity was 10.1 percent for the fourth quarter of 2014, compared to 9.9 percent for the third quarter of 2014 and 9.8 percent for the fourth quarter of 2013.

At December 31, 2014, People’s United Financial’s tier 1 common and total risk-based capital ratios were 9.8 percent and 12.2 percent, respectively, and the tangible equity ratio stood at 7.5 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 10.5 percent and 13.1 percent, respectively, at December 31, 2014.

People’s United Financial, a diversified financial services company with $36 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of over 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $16.4 billion at December 31, 2014 compared to $16.2 billion at September 30, 2014.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2014 Financial Highlights

Summary

•	Net income was $64.7 million, or $0.22 per share.

•	Operating earnings were $65.1 million, or $0.22 per share.

•	Net interest income totaled $228.1 million in 4Q14 compared to $228.5 million in 3Q14.

•	Interest income on acquired loans decreased $1.9 million to $17.0 million.

•	Net interest margin decreased five basis points from 3Q14 to 3.00%.

•	The effect of new loan volume at rates lower than the existing portfolio reduced the margin by five basis points.

•	Provision for loan losses totaled $9.9 million.

•	Net loan charge-offs totaled $8.5 million, of which $4.0 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.13% in 4Q14.

•	Reflects a $7.1 million increase in the originated allowance for loan losses due to loan growth and a $1.7 million allowance reversal related to acquired loans.

•	Non-interest income was $86.8 million in 4Q14 compared to $84.0 million in 3Q14.

•	Net security gains increased $2.5 million.

•	Customer interest rate swap income increased $1.4 million.

•	Insurance revenue decreased $2.2 million, primarily reflecting the seasonal nature of insurance renewals.

•	Bank service charges decreased $1.3 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.8 billion and $5.6 billion, respectively, at December 31, 2014, compared to $10.7 billion and $5.5 billion, respectively, at September 30, 2014.

•	Non-interest expense totaled $207.7 million in 4Q14 compared to $208.8 million in 3Q14.

•	Operating non-interest expense was $207.1 million in 4Q14 compared to $206.7 million in 3Q14.

•	Regulatory assessments expense increased $0.9 million and professional and outside services expense increased $0.4 million.

•	The efficiency ratio in 4Q14 improved to 61.3% from 61.4% in 3Q14, reflecting an increase in adjusted total revenues.

•	Non-operating expenses totaled $0.6 million in 4Q14 compared to $2.1 million in 3Q14.

•	Effective income tax rate was 33.5% for 4Q14 and 33.9% for the full-year of 2014, compared to 33.1% for the full-year of 2013 (33.2% for 4Q13).

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Commercial banking loans increased $437 million, or 9% annualized, from September 30, 2014.

•	Average commercial banking loans totaled $19.1 billion in 4Q14, an increase of $268 million, or 6% annualized, from 3Q14.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 0.76% at both December 31, 2014 and September 30, 2014.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $154.9 million at December 31, 2014 compared to $154.0 million at September 30, 2014.

•	Net loan charge-offs totaled $6.5 million, or 0.14% annualized, of average commercial banking loans in 4Q14, compared to $5.9 million, or 0.13% annualized, in 3Q14.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 0.91% at December 31, 2014 compared to 0.92% at September 30, 2014.

•	The commercial banking originated allowance for loan losses represented 120% of originated non-performing commercial banking loans at both December 31, 2014 and September 30, 2014.

•	Commercial deposits totaled $7.2 billion at December 31, 2014 compared to $7.0 billion at September 30, 2014.

Retail Banking

•	Residential mortgage loans increased $192 million, or 16% annualized, from September 30, 2014.

•	Average residential mortgage loans totaled $4.9 billion in 4Q14, an increase of $238 million, or 21% annualized, from 3Q14.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.80% at December 31, 2014 compared to 0.93% at September 30, 2014.

•	Net loan charge-offs totaled $0.2 million, or 0.02% annualized, of average residential mortgage loans in 4Q14, compared to $0.7 million, or 0.06% annualized, in 3Q14.

•	Home equity loans increased $10 million, or 2% annualized, from September 30, 2014.

•	Average home equity loans totaled $2.1 billion in 4Q14, an increase of $19 million, or 4% annualized, from 3Q14.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.85% at December 31, 2014 compared to 0.80% at September 30, 2014.

•	Net loan charge-offs totaled $1.3 million, or 0.24% annualized, of average home equity loans in 4Q14, compared to $1.2 million, or 0.24% annualized, in 3Q14.

•	Retail deposits (excluding brokered deposits) totaled $16.3 billion at December 31, 2014 compared to $16.0 billion at September 30, 2014.

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People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 15, 2015, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Earnings Data:
Net interest income (fully taxable equivalent)	$233.2	$233.3	$232.8	$231.8	$229.5
Net interest income	228.1	228.5	228.2	227.1	224.9
Provision for loan losses	9.9	12.4	8.8	9.5	10.0
Non-interest income (1)	86.8	84.0	100.1	79.9	82.5
Non-interest expense	207.7	208.8	208.3	216.7	208.7
Operating non-interest expense (2)	207.1	206.7	206.7	211.5	207.7
Income before income tax expense	97.3	91.3	111.2	80.8	88.7
Net income	64.7	61.6	72.3	53.1	59.3
Operating earnings (2)	65.1	63.0	59.9	56.5	60.0

Selected Statistical Data:
Net interest margin (3)	3.00%	3.05%	3.13%	3.17%	3.24%
Return on average assets (3)	0.74	0.72	0.87	0.65	0.75
Operating return on average assets (2), (3)	0.75	0.74	0.72	0.69	0.75
Return on average tangible assets (3)	0.79	0.77	0.93	0.69	0.80
Return on average stockholders’ equity (3)	5.5	5.3	6.3	4.7	5.2
Return on average tangible stockholders’ equity (3)	10.1	9.7	11.6	8.7	9.7
Operating return on average tangible stockholders’ equity (2), (3)	10.1	9.9	9.6	9.3	9.8
Efficiency ratio (2)	61.3	61.4	61.8	63.9	62.8

Common Share Data:
Basic and diluted earnings per share	$0.22	$0.21	$0.24	$0.18	$0.20
Operating earnings per share (2)	0.22	0.21	0.20	0.19	0.20
Dividends paid per share	0.165	0.165	0.165	0.1625	0.1625
Dividend payout ratio	76.5%	80.2%	68.4%	91.5%	84.1%
Operating dividend payout ratio (2)	76.0	78.4	82.5	86.0	83.0
Book value per share (end of period)	$15.44	$15.52	$15.46	$15.35	$15.28
Tangible book value per share (end of period) (2)	8.43	8.49	8.41	8.26	8.17
Stock price:
High	15.50	15.32	15.23	15.70	15.25
Low	13.61	14.24	14.00	13.73	14.09
Close (end of period)	15.18	14.47	15.17	14.87	15.12
Common shares (end of period) (in millions)	300.13	299.92	299.79	299.49	298.90
Weighted average diluted common shares (in millions)	298.65	298.44	298.24	297.72	302.17

(1)	Three months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	Twelve Months Ended December 31,
(dollars in millions, except per share data)	2014	2013
Earnings Data:
Net interest income (fully taxable equivalent)	$931.1	$905.8
Net interest income	911.9	888.6
Provision for loan losses	40.6	43.7
Non-interest income (1)	350.8	341.7
Non-interest expense	841.5	839.0
Operating non-interest expense (2)	832.0	826.3
Income before income tax expense	380.6	347.6
Net income	251.7	232.4
Operating earnings (2)	244.5	241.1

Selected Statistical Data:
Net interest margin	3.09%	3.31%
Return on average assets	0.75	0.75
Operating return on average assets (2)	0.72	0.78
Return on average tangible assets	0.80	0.81
Return on average stockholders’ equity	5.4	4.9
Return on average tangible stockholders’ equity	10.0	8.9
Operating return on average tangible stockholders’ equity (2)	9.7	9.2
Efficiency ratio (2)	62.1	62.3

Common Share Data:
Basic and diluted earnings per share	$0.84	$0.74
Operating earnings per share (2)	0.82	0.77
Dividends paid per share	0.6575	0.6475
Dividend payout ratio	78.2%	88.1%
Operating dividend payout ratio (2)	80.6	84.9
Book value per share (end of period)	$15.44	$15.28
Tangible book value per share (end of period) (2)	8.43	8.17
Stock price:
High	15.70	15.67
Low	13.61	12.22
Close (end of period)	15.18	15.12
Common shares (end of period) (in millions)	300.13	298.90
Weighted average diluted common shares (in millions)	298.26	312.04

(1)	Twelve months ended December 31, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Financial Condition Data:
General:
Total assets	$35,997	$34,775	$33,921	$33,112	$33,214
Loans	26,592	25,954	25,455	24,629	24,390
Securities	5,012	4,687	4,580	4,690	5,033
Short-term investments (1)	769	508	99	73	124
Allowance for loan losses	198	197	193	190	188
Goodwill and other acquisition-related intangible assets	2,103	2,109	2,115	2,121	2,127
Deposits	26,138	25,261	24,089	23,666	22,557
Borrowings	3,692	3,416	3,773	3,887	5,057
Notes and debentures	1,034	1,022	1,040	639	639
Stockholders’ equity	4,633	4,655	4,636	4,596	4,568
Total risk-weighted assets (2)	27,513	26,967	26,591	25,749	25,386
Non-performing assets (3)	224	229	233	231	248
Net loan charge-offs	8.5	8.1	6.5	7.0	10.4

Average Balances:
Loans	$26,136	$25,611	$24,856	$24,248	$23,598
Securities (4)	4,718	4,691	4,674	4,908	4,550
Short-term investments (1)	276	254	206	121	146
Total earning assets	31,130	30,556	29,736	29,277	28,294
Total assets	34,763	34,150	33,273	32,799	31,822
Deposits	25,781	24,660	23,851	22,863	22,379
Total funding liabilities	29,662	29,125	28,305	27,850	26,817
Stockholders’ equity	4,679	4,648	4,609	4,564	4,574

Ratios:
Net loan charge-offs to average total loans (annualized)	0.13%	0.13%	0.10%	0.12%	0.18%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.88	0.92	0.96	1.00	1.08
Originated allowance for loan losses to:
Originated loans (3)	0.74	0.75	0.75	0.78	0.78
Originated non-performing loans (3)	95.5	94.1	91.7	92.7	81.9
Average stockholders’ equity to average total assets	13.5	13.6	13.9	13.9	14.4
Stockholders’ equity to total assets	12.9	13.4	13.7	13.9	13.8
Tangible stockholders’ equity to tangible assets (5)	7.5	7.8	7.9	8.0	7.9
Total risk-based capital (2)	12.2	12.3	12.5	11.2	11.3

(1)	Includes securities purchased under agreements to resell.
(2)	Consolidated.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Dec. 31, 2013
Assets
Cash and due from banks	$345.1	$312.0	$464.1	$350.8
Short-term investments	668.6	207.6	98.9	123.6

Total cash and cash equivalents	1,013.7	519.6	563.0	474.4

Securities purchased under agreements to resell	100.0	300.0	—	—

Securities:
Trading account securities, at fair value	8.3	8.3	8.3	8.3
Securities available for sale, at fair value	3,993.7	3,873.0	3,724.0	4,208.2
Securities held to maturity, at amortized cost	834.3	630.1	672.1	640.5
Federal Home Loan Bank stock, at cost	175.7	175.7	175.7	175.7

Total securities	5,012.0	4,687.1	4,580.1	5,032.7

Loans held for sale	34.2	33.4	34.4	23.3

Loans:
Commercial	10,055.1	9,711.4	9,544.4	8,895.2
Commercial real estate	9,404.3	9,310.6	9,193.2	8,921.6
Residential mortgage	4,932.0	4,739.8	4,552.0	4,416.6
Consumer	2,200.6	2,192.5	2,165.4	2,156.9

Total loans	26,592.0	25,954.3	25,455.0	24,390.3
Less allowance for loan losses	(198.3)	(196.9)	(192.6)	(187.8)

Total loans, net	26,393.7	25,757.4	25,262.4	24,202.5

Goodwill and other acquisition-related intangible assets	2,102.5	2,108.7	2,114.9	2,127.3
Bank-owned life insurance	343.3	342.6	341.3	339.4
Premises and equipment	277.8	282.5	289.3	304.1
Other assets	719.9	743.6	735.8	710.0

Total assets	$35,997.1	$34,774.9	$33,921.2	$33,213.7

Liabilities
Deposits:
Non-interest-bearing	$5,655.1	$5,500.4	$5,542.3	$5,312.2
Savings, interest-bearing checking and money market	15,252.4	14,747.3	14,115.0	12,862.2
Time	5,230.7	5,013.6	4,431.4	4,382.9

Total deposits	26,138.2	25,261.3	24,088.7	22,557.3

Borrowings:
Federal Home Loan Bank advances	2,291.7	2,467.5	2,798.2	3,719.8
Customer repurchase agreements	486.0	475.6	441.6	501.2
Federal funds purchased	913.0	469.0	331.0	825.0
Repurchase agreements	1.0	1.0	199.7	1.0
Other borrowings	—	2.7	2.5	10.0

Total borrowings	3,691.7	3,415.8	3,773.0	5,057.0

Notes and debentures	1,033.5	1,021.5	1,040.0	639.1
Other liabilities	500.6	421.3	384.0	391.9

Total liabilities	31,364.0	30,119.9	29,285.7	28,645.3

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,291.2	5,285.7	5,281.1	5,277.0
Retained earnings	826.7	812.1	800.6	779.0
Accumulated other comprehensive loss	(168.2)	(124.5)	(126.2)	(155.1)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(159.0)	(160.8)	(162.6)	(166.2)
Treasury stock, at cost	(1,161.5)	(1,161.4)	(1,161.3)	(1,170.2)

Total stockholders’ equity	4,633.1	4,655.0	4,635.5	4,568.4

Total liabilities and stockholders’ equity	$35,997.1	$34,774.9	$33,921.2	$33,213.7

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Interest and dividend income:
Commercial real estate	$87.7	$89.2	$88.6	$88.7	$88.5
Commercial	89.1	89.1	87.5	85.3	86.7
Residential mortgage	39.8	38.1	37.8	37.8	36.4
Consumer	18.7	18.5	18.4	18.3	18.7

Total interest on loans	235.3	234.9	232.3	230.1	230.3
Securities	24.0	23.6	24.1	25.1	22.8
Loans held for sale	0.2	0.3	0.2	0.1	0.2
Short-term investments	0.1	0.1	0.1	0.1	0.1

Total interest and dividend income	259.6	258.9	256.7	255.4	253.4

Interest expense:
Deposits	21.7	20.2	19.7	19.3	19.7
Borrowings	2.4	2.8	2.8	3.1	2.9
Notes and debentures	7.4	7.4	6.0	5.9	5.9

Total interest expense	31.5	30.4	28.5	28.3	28.5

Net interest income	228.1	228.5	228.2	227.1	224.9
Provision for loan losses	9.9	12.4	8.8	9.5	10.0

Net interest income after provision for loan losses	218.2	216.1	219.4	217.6	214.9

Non-interest income:
Bank service charges	32.0	33.3	32.8	30.5	31.8
Investment management	10.5	10.7	10.6	9.8	9.6
Operating lease income	10.2	10.2	9.9	11.3	9.4
Commercial banking lending fees	8.6	8.6	7.4	8.8	9.5
Insurance revenue	6.6	8.8	6.8	7.7	6.7
Brokerage commissions	3.4	3.4	3.6	3.2	3.7
Customer interest rate swap income, net	3.2	1.8	2.2	1.4	3.9
Net security gains	2.7	0.2	—	0.1	—
Net gains on sales of residential mortgage loans	1.0	1.1	—	0.8	1.0
Net losses on sales of acquired loans	(0.3)	(0.2)	(0.4)	—	(0.1)
Gain on merchant services joint venture, net of expenses	—	—	20.6	—	—
Other non-interest income	8.9	6.1	6.6	6.3	7.0

Total non-interest income (1)	86.8	84.0	100.1	79.9	82.5

Non-interest expense:
Compensation and benefits	108.2	108.1	109.3	110.4	107.6
Occupancy and equipment	36.3	36.4	36.6	38.0	36.5
Professional and outside services	14.7	14.3	14.9	15.3	15.7
Regulatory assessments	9.4	8.5	9.0	8.7	8.4
Operating lease expense	8.9	8.7	8.7	11.1	8.4
Amortization of other acquisition-related intangible assets	6.2	6.2	6.2	6.2	6.6
Other non-interest expense	24.0	26.6	23.6	27.0	25.5

Total non-interest expense (1)	207.7	208.8	208.3	216.7	208.7

Income before income tax expense	97.3	91.3	111.2	80.8	88.7
Income tax expense	32.6	29.7	38.9	27.7	29.4

Net income	$64.7	$61.6	$72.3	$53.1	$59.3

Basic and diluted earnings per common share	$0.22	$0.21	$0.24	$0.18	$0.20

(1)	Total non-interest income includes $20.6 million of non-operating income for the three months ended June 30, 2014. Total non-interest expense includes $0.6 million, $2.1 million, $1.6 million, $5.2 million and $1.0 million of non-operating expenses for the three months ended Dec. 31, 2014, Sept. 30, 2014, June 30, 2014, March 31, 2014 and Dec. 31, 2013, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per share data)	2014	2013
Interest and dividend income:
Commercial real estate	$354.2	$351.2
Commercial	351.0	347.0
Residential mortgage	153.5	139.9
Consumer	73.9	74.8

Total interest on loans	932.6	912.9
Securities	96.8	89.7
Loans held for sale	0.8	1.5
Short-term investments	0.4	0.3

Total interest and dividend income	1,030.6	1,004.4

Interest expense:
Deposits	80.9	81.1
Borrowings	11.1	10.5
Notes and debentures	26.7	24.2

Total interest expense	118.7	115.8

Net interest income	911.9	888.6
Provision for loan losses	40.6	43.7

Net interest income after provision for loan losses	871.3	844.9

Non-interest income:
Bank service charges	128.6	127.3
Investment management	41.6	37.2
Operating lease income	41.6	34.5
Commercial banking lending fees	33.4	39.2
Insurance revenue	29.9	31.2
Brokerage commissions	13.6	13.7
Customer interest rate swap income, net	8.6	10.8
Net security gains	3.0	—
Net gains on sales of residential mortgage loans	2.9	14.8
Net (losses) gains on sales of acquired loans	(0.9)	5.7
Gain on merchant services joint venture, net of expenses	20.6	—
Other non-interest income	27.9	27.3

Total non-interest income (1)	350.8	341.7

Non-interest expense:
Compensation and benefits	436.0	427.1
Occupancy and equipment	147.3	148.0
Professional and outside services	59.2	60.6
Operating lease expense	37.4	31.3
Regulatory assessments	35.6	33.8
Amortization of other acquisition-related intangible assets	24.8	26.2
Other non-interest expense	101.2	112.0

Total non-interest expense (1)	841.5	839.0

Income before income tax expense	380.6	347.6
Income tax expense	128.9	115.2

Net income	$251.7	$232.4

Basic and diluted earnings per common share	$0.84	$0.74

(1)	Total non-interest income includes $20.6 million of non-operating income for the twelve months ended December 31, 2014. Total non-interest expense includes $9.5 million and $12.7 million of non-operating expenses for the twelve months ended December 31, 2014 and 2013, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2014			September 30, 2014			December 31, 2013
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$276.1	$0.1	0.20%	$254.3	$0.1	0.20%	$145.9	$0.1	0.27%
Securities (3)	4,718.4	26.7	2.26	4,690.3	26.0	2.22	4,549.9	24.9	2.19
Loans:
Commercial (4)	9,694.2	91.5	3.78	9,566.4	91.5	3.83	8,543.3	89.2	4.17
Commercial real estate	9,368.8	87.7	3.75	9,228.6	89.2	3.86	8,540.1	88.5	4.15
Residential mortgage	4,877.8	40.0	3.28	4,636.5	38.4	3.31	4,360.3	36.6	3.35
Consumer	2,195.0	18.7	3.40	2,179.6	18.5	3.40	2,154.0	18.7	3.48

Total loans	26,135.8	237.9	3.64	25,611.1	237.6	3.71	23,597.7	233.0	3.95

Total earning assets	31,130.3	$264.7	3.40%	30,555.7	$263.7	3.45%	28,293.5	$258.0	3.65%

Other assets	3,633.1			3,594.7			3,528.9

Total assets	$34,763.4			$34,150.4			$31,822.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,575.7	$—	—%	$5,492.0	$—	—%	$5,160.7	$—	—%
Savings, interest-bearing checking and money market	15,035.6	9.8	0.26	14,481.8	9.3	0.26	12,819.2	8.5	0.27
Time	5,169.5	11.9	0.92	4,685.8	10.9	0.93	4,399.1	11.2	1.02

Total deposits	25,780.8	21.7	0.34	24,659.6	20.2	0.33	22,379.0	19.7	0.35

Borrowings:
Federal Home Loan Bank advances	1,943.4	2.0	0.42	2,454.8	2.3	0.38	2,647.3	2.3	0.34
Customer repurchase agreements	461.1	0.2	0.19	486.8	0.2	0.20	490.8	0.3	0.21
Federal funds purchased	447.8	0.2	0.16	425.6	0.2	0.17	653.7	0.3	0.18
Repurchase agreements	1.0	—	1.75	73.0	0.1	0.26	1.0	—	1.75
Other borrowings	0.3	—	—	2.5	—	0.32	6.4	—	0.08

Total borrowings	2,853.6	2.4	0.34	3,442.7	2.8	0.32	3,799.2	2.9	0.30

Notes and debentures	1,027.5	7.4	2.90	1,022.3	7.4	2.89	639.1	5.9	3.71

Total funding liabilities	29,661.9	$31.5	0.43%	29,124.6	$30.4	0.42%	26,817.3	$28.5	0.43%

Other liabilities	422.3			377.7			431.2

Total liabilities	30,084.2			29,502.3			27,248.5
Stockholders’ equity	4,679.2			4,648.1			4,573.9

Total liabilities and stockholders’ equity	$34,763.4			$34,150.4			$31,822.4

Net interest income/spread (5)		$233.2	2.97%		$233.3	3.03%		$229.5	3.22%

Net interest margin			3.00%			3.05%			3.24%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	Fully taxable equivalent adjustment was $5.1 million, $4.8 million and $4.6 million for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2014			December 31, 2013
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (1)	$214.9	$0.4	0.20%	$156.1	$0.3	0.22%
Securities (2)	4,746.9	106.3	2.24	4,545.9	97.7	2.15
Loans:
Commercial (3)	9,266.2	360.7	3.89	8,421.5	356.2	4.23
Commercial real estate	9,145.0	354.2	3.87	7,965.0	351.2	4.41
Residential mortgage	4,635.1	154.3	3.33	4,126.1	141.4	3.42
Consumer	2,172.7	73.9	3.40	2,145.4	74.8	3.49

Total loans	25,219.0	943.1	3.74	22,658.0	923.6	4.08

Total earning assets	30,180.8	$1,049.8	3.48%	27,360.0	$1,021.6	3.73%

Other assets	3,572.0			3,648.9

Total assets	$33,752.8			$31,008.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,390.1	$—	—%	$5,020.3	$—	—%
Savings, interest-bearing checking and money market	14,238.9	36.7	0.26	12,417.3	33.0	0.27
Time	4,668.7	44.2	0.95	4,524.7	48.1	1.06

Total deposits	24,297.7	80.9	0.33	21,962.3	81.1	0.37

Borrowings:
Federal Home Loan Bank advances	2,593.7	9.2	0.36	2,043.9	8.2	0.40
Customer repurchase agreements	482.0	1.0	0.20	522.7	1.1	0.20
Federal funds purchased	471.8	0.8	0.17	641.2	1.2	0.19
Repurchase agreements	53.5	0.1	0.26	1.0	—	1.75
Other borrowings	3.6	—	0.08	2.9	—	0.08

Total borrowings	3,604.6	11.1	0.31	3,211.7	10.5	0.33

Notes and debentures	839.1	26.7	3.19	647.5	24.2	3.74

Total funding liabilities	28,741.4	$118.7	0.41%	25,821.5	$115.8	0.45%

Other liabilities	386.0			432.6

Total liabilities	29,127.4			26,254.1
Stockholders’ equity	4,625.4			4,754.8

Total liabilities and stockholders’ equity	$33,752.8			$31,008.9

Net interest income/spread (4)		$931.1	3.07%		$905.8	3.28%

Net interest margin			3.09%			3.31%

(1)	Includes securities purchased under agreements to resell.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	Fully taxable equivalent adjustment was $19.2 million and $17.2 million for the twelve months ended December 31, 2014 and 2013, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Originated non-performing loans:
Commercial:
Commercial real estate	$60.2	$56.0	$59.7	$60.1	$70.8
Commercial and industrial	55.8	52.8	45.8	41.7	43.8
Equipment financing	25.4	29.3	30.7	22.0	23.2

Total	141.4	138.1	136.2	123.8	137.8

Retail:
Residential mortgage	37.6	41.8	44.8	51.3	58.9
Home equity	17.9	16.6	18.0	19.0	19.8
Other consumer	0.1	0.1	0.1	0.2	0.1

Total	55.6	58.5	62.9	70.5	78.8

Total originated non-performing loans (1)	197.0	196.6	199.1	194.3	216.6

REO:
Residential	13.6	16.2	14.9	17.0	13.6
Commercial	11.0	12.4	13.9	16.5	13.1

Total REO	24.6	28.6	28.8	33.5	26.7

Repossessed assets	2.5	3.5	4.8	3.7	4.5

Total non-performing assets	$224.1	$228.7	$232.7	$231.5	$247.8

Acquired non-performing loans (contractual amount) (2)	$103.6	$116.3	$118.3	$145.7	$142.5

Originated non-performing loans as a percentage of originated loans	0.77%	0.79%	0.82%	0.84%	0.95%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.88	0.92	0.96	1.00	1.08
Tangible stockholders’ equity and originated allowance for loan losses	8.24	8.37	8.61	8.72	9.47

(1)	Reported net of government guarantees totaling $17.6 million at Dec. 31, 2014, $18.1 million at Sept. 30, 2014, $18.4 million at June 30, 2014, $19.2 million at March 31, 2014 and $19.4 million at Dec. 31, 2013.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Allowance for loan losses on originated loans:
Balance at beginning of period	$185.0	$182.5	$180.0	$177.5	$177.5
Charge-offs	(9.7)	(9.1)	(8.1)	(6.4)	(11.4)
Recoveries	1.2	1.2	2.6	0.9	1.3

Net loan charge-offs	(8.5)	(7.9)	(5.5)	(5.5)	(10.1)
Provision for loan losses	11.6	10.4	8.0	8.0	10.1

Balance at end of period	188.1	185.0	182.5	180.0	177.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	11.9	10.1	10.3	10.3	10.7
Charge-offs	—	(0.2)	(1.0)	(1.5)	(0.3)
Provision for loan losses	(1.7)	2.0	0.8	1.5	(0.1)

Balance at end of period	10.2	11.9	10.1	10.3	10.3

Total allowance for loan losses	$198.3	$196.9	$192.6	$190.3	$187.8

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.91%	0.92%	0.92%	0.95%	0.95%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.27	0.29	0.30	0.32	0.30
Total originated allowance for loan losses as a percentage of:
Originated loans	0.74	0.75	0.75	0.78	0.78
Originated non-performing loans	95.5	94.1	91.7	92.7	81.9

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Commercial:
Commercial real estate	$3.3	$4.2	$3.0	$2.9	$2.1
Commercial and industrial	3.2	1.8	1.8	0.6	3.7
Equipment financing	—	(0.1)	0.1	0.5	0.8

Total	6.5	5.9	4.9	4.0	6.6

Retail:
Residential mortgage	0.2	0.7	0.5	1.0	1.5
Home equity	1.3	1.2	0.8	1.7	2.0
Other consumer	0.5	0.3	0.3	0.3	0.3

Total	2.0	2.2	1.6	3.0	3.8

Total	$8.5	$8.1	$6.5	$7.0	$10.4

Net loan charge-offs to average total loans (annualized)	0.13%	0.13%	0.10%	0.12%	0.18%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) charges related to executive-level management separation costs; (iv) severance-related costs; and (v) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Total non-interest expense	$207.7	$208.8	$208.3	$216.7	$208.7	$841.5	$839.0

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	—	(1.8)	—	(4.4)	—	(6.2)	(9.0)
Severance-related costs	(0.6)	(0.3)	(1.6)	(0.8)	(0.4)	(3.3)	(2.8)
Acquisition integration and other costs	—	—	—	—	(0.6)	—	(0.9)

Total	(0.6)	(2.1)	(1.6)	(5.2)	(1.0)	(9.5)	(12.7)

Operating non-interest expense	207.1	206.7	206.7	211.5	207.7	832.0	826.3

Operating lease expense (1)	(8.9)	(8.7)	(8.7)	(11.1)	(8.4)	(37.4)	(31.3)
Amortization of other acquisition-related intangible assets	(6.2)	(6.2)	(6.2)	(6.2)	(6.6)	(24.8)	(26.2)
Other (2)	(2.4)	(2.2)	(3.7)	(2.0)	(1.4)	(10.3)	(10.3)

Total non-interest expense for efficiency ratio	$189.6	$189.6	$188.1	$192.2	$191.3	$759.5	$758.5

Net interest income (FTE basis)	$233.2	$233.3	$232.8	$231.8	$229.5	$931.1	$905.8
Total non-interest income	86.8	84.0	100.1	79.9	82.5	350.8	341.7

Total revenues	320.0	317.3	332.9	311.7	312.0	1,281.9	1,247.5
Adjustments:
Gain on merchant services joint venture, net of expenses	—	—	(20.6)	—	—	(20.6)	—
Operating lease expense (1)	(8.9)	(8.7)	(8.7)	(11.1)	(8.4)	(37.4)	(31.3)
BOLI FTE adjustment	0.9	0.7	0.6	0.6	0.7	2.8	2.1
Net security gains	(2.7)	(0.2)	—	(0.1)	—	(3.0)	—
Other (3)	0.1	(0.5)	—	(0.1)	0.1	(0.5)	(0.8)

Total revenues for efficiency ratio	$309.4	$308.6	$304.2	$301.0	$304.4	$1,223.2	$1,217.5

Efficiency ratio	61.3%	61.4%	61.8%	63.9%	62.8%	62.1%	62.3%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Net income, as reported	$64.7	$61.6	$72.3	$53.1	$59.3	$251.7	$232.4

Adjustments to arrive at operating earnings:
Gain on merchant services joint venture, net of expenses	—	—	(20.6)	—	—	(20.6)	—
Writedowns of banking house assets	—	1.8	—	4.4	—	6.2	9.0
Severance-related costs	0.6	0.3	1.6	0.8	0.4	3.3	2.8
Acquisition integration and other costs	—	—	—	—	0.6	—	0.9

Total pre-tax adjustments	0.6	2.1	(19.0)	5.2	1.0	(11.1)	12.7
Tax effect	(0.2)	(0.7)	6.6	(1.8)	(0.3)	3.9	(4.0)

Total adjustments, net of tax	0.4	1.4	(12.4)	3.4	0.7	(7.2)	8.7

Operating earnings	$65.1	$63.0	$59.9	$56.5	$60.0	$244.5	$241.1

Earnings per share, as reported (1)	$0.22	$0.21	$0.24	$0.18	$0.20	$0.84	$0.74

Adjustments to arrive at operating earnings per share:
Gain on merchant services joint venture, net of expenses	—	—	(0.04)	—	—	(0.04)	—
Writedowns of banking house assets	—	—	—	0.01	—	0.01	0.03
Severance-related costs	—	—	—	—	—	0.01	—
Acquisition integration and other costs	—	—	—	—	—	—	—

Total adjustments per share (1)	—	—	(0.04)	0.01	—	(0.02)	0.03

Operating earnings per share	$0.22	$0.21	$0.20	$0.19	$0.20	$0.82	$0.77

Average total assets	$34,763	$34,150	$33,273	$32,799	$31,822	$33,753	$31,009

Operating return on average assets (annualized)	0.75%	0.74%	0.72%	0.69%	0.75%	0.72%	0.78%

(1)	The sum of the quarterly per share amounts for 2014 do not equal the twelve months ended amounts due to rounding and/or changes in average share count.

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Operating earnings	$65.1	$63.0	$59.9	$56.5	$60.0	$244.5	$241.1

Average stockholders’ equity	$4,679	$4,648	$4,609	$4,564	$4,574	$4,625	$4,755
Less: Average goodwill and average other acquisition-related intangible assets	2,106	2,112	2,118	2,125	2,131	2,115	2,141

Average tangible stockholders’ equity	$2,573	$2,536	$2,491	$2,439	$2,443	$2,510	$2,614

Operating return on average tangible stockholders’ equity (annualized)	10.1%	9.9%	9.6%	9.3%	9.8%	9.7%	9.2%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Dividends paid	$49.5	$49.4	$49.4	$48.6	$49.8	$196.9	$204.8

Operating earnings	$65.1	$63.0	$59.9	$56.5	$60.0	$244.5	$241.1

Operating dividend payout ratio	76.0%	78.4%	82.5%	86.0%	83.0%	80.6%	84.9%

TANGIBLE EQUITY RATIO
(dollars in millions)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Total stockholders’ equity	$4,633	$4,655	$4,636	$4,596	$4,568
Less: Goodwill and other acquisition-related intangible assets	2,103	2,109	2,115	2,121	2,127

Tangible stockholders’ equity	$2,530	$2,546	$2,521	$2,475	$2,441

Total assets	$35,997	$34,775	$33,921	$33,112	$33,214
Less: Goodwill and other acquisition-related intangible assets	2,103	2,109	2,115	2,121	2,127

Tangible assets	$33,894	$32,666	$31,806	$30,991	$31,087

Tangible equity ratio	7.5%	7.8%	7.9%	8.0%	7.9%

TANGIBLE BOOK VALUE PER SHARE
(in millions, except per share data)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Tangible stockholders’ equity	$2,530	$2,546	$2,521	$2,475	$2,441

Common shares issued	396.85	396.71	396.66	396.45	396.45
Less: Shares classified as treasury shares	89.05	89.04	89.03	89.03	89.54
Unallocated ESOP shares	7.67	7.75	7.84	7.93	8.01

Common shares	300.13	299.92	299.79	299.49	298.90

Tangible book value per share	$8.43	$8.49	$8.41	$8.26	$8.17